                                                Filed pursuant to Rule 424(b)(5)
                                                 Registration File No. 333-96921

Prospectus Supplement
(to Prospectus dated July 29, 2002)

--------------------------------------------------------------------------------

                        [TRINITY INDUSTRIES, INC. LOGO]

                            TRINITY INDUSTRIES, INC.

                  600 SHARES OF SERIES B REDEEMABLE CONVERTIBLE
                                 PREFERRED STOCK
            3,500,000 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION
                  OR REDEMPTION OF THE SERIES B PREFERRED STOCK
                OR IN CONNECTION WITH THE PAYMENT OF DIVIDENDS ON
                          THE SERIES B PREFERRED STOCK

--------------------------------------------------------------------------------

         Trinity Industries, Inc. is offering, in a privately-negotiated transaction, 600 shares of our Series B Redeemable Convertible Preferred Stock, no par value, as well as up to 3,500,000 shares of our common stock issuable from time to time upon conversion or redemption of the Series B preferred stock and in connection with the payment of dividends on the Series B preferred stock. The Series B preferred stock votes with our common stock on an as converted basis.

         We are issuing the Series B preferred stock directly to TI Investments, LLC pursuant to a Purchase Agreement dated as of June 25, 2003, as described under the caption "Plan of Distribution" in this prospectus. We are selling the Series B preferred stock for $100,000 per share for aggregate gross proceeds of $60,000,000 and net proceeds of approximately $57,600,000, or $96,000 per share, after deducting offering expenses and placement agent fees of $2,400,000, or $4,000 per share.

         Each share of Series B preferred stock has an initial liquidation preference of $100,000 and, at the option of the holder, is convertible initially into 4,452 shares of our common stock, based on an initial conversion price of $22.46 per share, subject in each case to specified adjustments. We may require conversion of the Series B preferred stock if the market price of our common stock exceeds certain levels for ten consecutive trading days. We will be obligated to redeem all outstanding shares of Series B preferred stock on June 25, 2008 for, at our option, cash or common stock valued at 90% of the market price of our common stock.

         Dividends on the Series B preferred stock are cumulative and payable in arrears at an annual rate of 4.5%, at our option, in cash or shares of our common stock on each July 1 and January 1, commencing on January 1, 2004.

         Our common stock is listed on the New York Stock Exchange under the symbol of "TRN." On June 24, 2003, the closing sale price of our common stock was $18.56 per share.

         INVESTING IN OUR SERIES B PREFERRED STOCK AND OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus supplement is June 25, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

     Where to Find More Information .................................................   S-3
     Incorporation of Documents by Reference ........................................   S-4
     Special Note Regarding Forward-Looking Statements ..............................   S-5
     Summary of the Terms of the Series B Preferred Stock ...........................   S-6
     Risk Factors ...................................................................   S-9
     Ratio of Earnings to Fixed Charges .............................................   S-10
     Description of Capital Stock ...................................................   S-11
     Description of Series B Preferred Stock ........................................   S-11
     Plan of Distribution ...........................................................   S-20


PROSPECTUS

     About this Prospectus ..........................................................    3
     About Trinity ..................................................................    4
     Risk Factors ...................................................................    6
     Special Note Regarding Forward-Looking Statements ..............................    9
     Where to Find More Information .................................................   10
     Incorporation of Documents by Reference ........................................   10
     Use of Proceeds ................................................................   12
     Ratio of Earnings to Fixed Charges .............................................   12
     Description of Capital Stock ...................................................   13
     Description of Depositary Shares ...............................................   18
     Description of Senior Debt Securities and Subordinated Debt Securities .........   22
     Description of Warrants ........................................................   28
     Plan of Distribution ...........................................................   31
     Legal Matters ..................................................................   34
     Experts ........................................................................   34

                            ------------------------

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information incorporated by reference in or provided in this prospectus supplement, the accompanying prospectus and the registration statement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                         WHERE TO FIND MORE INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference facilities. Securities and Exchange Commission filings are also available at the Securities and Exchange Commission's website at http://www.sec.gov.

         Our common stock is listed on the New York Stock Exchange, and you can read and inspect our filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         The accompanying prospectus is only part of a Registration Statement on Form S-3 that we have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and therefore omits information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are not contained in this prospectus supplement or in the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. In addition to those documents listed in the accompanying prospectus, the documents we are incorporating by reference are:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2002;

         o        Our Quarterly Report on Form 10-Q for the quarter ended March
                  31, 2003;

         o        Our Current Report on Form 8-K, filed May 12, 2003;

         o        Our Current Report on Form 8-K, filed April 2, 2003;

         o        Our Current Report on Form 8-K, filed March 17, 2003;

         o        Our Current Report on Form 8-K, filed March 7, 2003; and

         o All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the effectiveness of the Registration Statement of which this prospectus is a part.

You can obtain any of the filings incorporated by reference in this prospectus supplement or the accompanying prospectus through us or from the Securities and Exchange Commission through the Securities and Exchange Commission's website or at the address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in those documents. You can request a copy of the documents incorporated by reference in this prospectus supplement, the accompanying prospectus, and other documents and agreements referred to in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from us at the following address:

                            Trinity Industries, Inc.
                              2525 Stemmons Freeway
                            Dallas, Texas 75207-2401
                          Attention: Michael G. Fortado
                            Telephone: (214) 631-4420

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Risk Factors" and elsewhere in this prospectus supplement and the accompanying prospectus constitute forward-looking statements. All projections contained in this prospectus supplement and the accompanying prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology like "may," "will," "should," "expect," "plan," "project," "anticipate," "intend," "believe," "estimate," "predict," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

Potential factors that could cause our actual results of operations to differ materially from those in the forward-looking statements include:

         o        market conditions and demand for our products;

         o        the cyclical nature of both the railcar and barge industries;

         o abnormal periods of inclement weather in areas where construction products are sold or used;

         o        the timing of introduction of new products;

         o        the timing of customer orders;

         o        price erosion;

         o        changes in mix of products sold;

         o        the extent of utilization of manufacturing capacity;

         o availability and costs of component parts, supplies and raw materials;

         o        price competition and other competitive factors;

         o        changing technologies;

         o        steel prices;

         o        interest rates and capital costs;

         o        taxes;

         o the stability of the governments and political and business conditions in certain foreign countries, particularly Mexico and Romania;

         o        changes in import and export quotas and regulations;

         o        business conditions in emerging economies; and

         o        legal, regulatory and environmental issues.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date on the front of this prospectus supplement or to conform these statements to actual results and do not intend to do so.

              SUMMARY OF THE TERMS OF THE SERIES B PREFERRED STOCK

         The following is a brief summary of select terms of the Series B preferred stock. For a more complete description of the terms of the Series B preferred stock, see the section of this prospectus supplement entitled "Description of the Series B Preferred Stock."

Issuer ........................     Trinity Industries, Inc.

Purchaser .....................     TI Investments, LLC

Maximum number of
securities offered ............     600 shares of our Series B Redeemable Convertible Preferred Stock.

Purchase Price ................     $100,000 per share for an aggregate of $60,000,000 in gross proceeds and approximately $57,600,000 in net proceeds after deducting offering expenses and placement agent fees of
                                    approximately $2,400,000.

Ranking .......................     The Series B preferred stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution:

                                    o    junior to all of our existing and future debt obligations;

                                    o    on parity with each class or series of our capital stock that has terms providing that such class or series will rank on parity with the Series B preferred stock; and

                                    o    senior to our Series A Junior Participating Preferred Stock, our common stock and each class or series of our capital
                                         stock that has terms providing that such class or series will rank junior to the Series B preferred stock.

Liquidation preference .........    $100,000 per share.

Voting rights ..................    In addition to any voting rights provided by law, the holders of
                                    Series B preferred stock will have the right to:

                                    o    vote on an as converted basis, on all matters voted on by the holders of common stock; and

                                    o    approve, by a two-thirds (2/3) majority and as a separate class, all matters that:

                                         o    amend, modify, alter, repeal or waive any provision of our certificate of incorporation or by-laws in any manner that adversely effects the powers, rights, preferences or privileges of the holders of the shares of Series B preferred stock;
                                              and

                                         o    increases or decreases the authorized shares of Series B preferred stock.

Dividends ......................    Dividends shall be payable semi-annually, on July 1 and January
                                    1 of each year, beginning on January 1, 2004 at an annual rate of
                                    4.5% of the liquidation preference, accruing from the date of initial issuance of the Series B preferred stock.

                                    We may, at our option, pay dividends:

                                    o    in cash; or

                                    o    in shares of our common stock valued at the then current market price.

Conversion .....................    Each share of Series B preferred stock may be converted at any time at the option of the holder into shares of our common stock, based on the conversion price.

                                    The initial conversion price is $22.46, subject to adjustment as described under "Description of Series B Preferred Stock --
                                    Adjustments to the Conversion Price." The initial conversion price is equivalent to an initial conversion rate of 4,452 shares of common stock for each share of Series B preferred stock.

Mandatory conversion ...........    We may, at our option, cause all, but not less than all, of the outstanding shares of the Series B preferred stock to be
                                    converted into shares of common stock at the conversion price.
                                    We may exercise this conversion right if, for at least 10
                                    consecutive trading days prior to such conversion, the daily volume weighted average price of our common stock equals or exceeds 200% of the then current conversion price of the Series
                                    B preferred stock.

Mandatory redemption ...........    We will be obligated to redeem all outstanding shares of Series
                                    B preferred stock on June 25, 2008, at a price per share equal to the liquidation preference per share plus an amount equal to accrued and unpaid dividends for that share.

                                    We may, at our option, pay the redemption price:

                                    o    in cash; or

                                    o    in shares of our common stock valued at 90% of the market price of our common stock.

Change of Control ..............    If the holders of a majority of the outstanding shares of Series B preferred stock elect, a change of control will be deemed a liquidation, winding up or dissolution.

Restrictions contained in the
Purchase Agreement .............    Each holder of Series B preferred stock, or common stock issued upon conversion or redemption of, or the payment of dividends on, Series B preferred stock, and its affiliates will be required to vote in accordance with the recommendation or direction of our board of directors.

                                    No holder of Series B preferred stock (or common stock issued upon conversion of, or the payment of dividends on, Series B preferred stock)
                                    nor its affiliates may collectively beneficially own more than 10% of our common stock.

                                    Each of these restrictions will expire upon the earlier of:

                                    o    December 25, 2008; or,

                                    o    only with respect to the common stock, the date common stock issued upon conversion of, or the payment of dividends on, Series
                                         B preferred stock is sold in a bona fide open market sale or a block sale, so long as no purchaser in the block sale purchases more than
                                         500,000 shares of our common stock in any given week.

Trading ........................    Our common stock currently trades on The New York Stock
                                    Exchange under the symbol "TRN." The 3,500,000 shares of our common stock covered by this prospectus supplement have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. We have not applied and do not intend to apply for the listing of the Series B preferred stock on any securities exchange.

                                  RISK FACTORS

         Investing in our Series B preferred stock and common stock will provide you with an interest in Trinity. As an investor, you will be subject to risks inherent in our business. The performance of your investment in Trinity will reflect the performance of our business relative to, among other things, general economic and industry conditions, market conditions and competition. The value of your investment may increase or it may decline and could result in a loss. You should carefully consider the following factors as well as other information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference before deciding to make any investment in Trinity.

RISKS RELATED TO THE SERIES B PREFERRED STOCK AND OUR COMMON STOCK

         THERE CAN BE NO ASSURANCE REGARDING OUR ABILITY TO PAY THE REDEMPTION PRICE OF, OR DIVIDENDS ON, THE SERIES B PREFERRED STOCK.

         On June 25, 2008, we are required to redeem all of the holder's shares of Series B preferred stock at a redemption price equal to the liquidation preference plus all accrued and unpaid dividends on those shares to the date of redemption. While we expect adequate funds will be available to us on the redemption date, there can be no assurance that we will have available cash or funds, or will be able to obtain financing on terms acceptable to us, to cover the redemption of the Series B preferred stock in cash. In addition, the terms of our current or future credit facilities and other existing and future indebtedness may restrict our ability to pay the redemption price of, and dividends on, the Series B preferred stock. Moreover, while our current surplus is more than adequate to redeem or pay dividends on the Series B preferred stock, there can be no assurance that we will have surplus at the time of redemption of, or payment of dividends on, the Series B preferred stock.

         THE SERIES B PREFERRED STOCK RANKS JUNIOR TO ALL OF OUR AND OUR SUBSIDIARIES' LIABILITIES.

         In the event of our bankruptcy, liquidation, winding-up or dissolution, our assets will be available to pay obligations on the Series B preferred stock only after all our indebtedness and other liabilities have been paid. In addition, the Series B preferred stock will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock of our subsidiaries held by third parties. In the event of our bankruptcy, liquidation, winding-up or dissolution, there can be no assurance that we will have sufficient assets remaining to pay amounts due on any or all of our Series B preferred stock. As of March 31, 2003, we had total consolidated liabilities of $951.3 million and total shareholder's equity of $986.0 million.

         THE NUMBER OF SHARES OF OUR COMMON STOCK REGISTERED UNDER THIS PROSPECTUS SUPPLEMENT MAY BE INSUFFICIENT TO COVER ISSUANCES UPON THE CONVERSION OR REDEMPTION OF THE SERIES B PREFERRED STOCK OR FOR THE PAYMENT OF DIVIDENDS ON THE SERIES B PREFERRED STOCK.

         We are registering 3,500,000 shares of our common stock under this prospectus supplement to cover shares of our common stock that may be issued upon the conversion or redemption of the Series B preferred stock, or for the payment of dividends on the Series B preferred stock. While we feel 3,500,000 shares of our common stock is adequate for these purposes, there is no assurance that it will be sufficient. In the event that this amount is not sufficient, we will attempt to register or to register for resale a sufficient number of additional shares of our common stock, but may be unable to do so.

         WE CANNOT ASSURE YOU THAT A LIQUID TRADING MARKET WILL EVER DEVELOP FOR THE SERIES B PREFERRED STOCK OR THAT YOU WILL BE ABLE TO RESELL THESE SECURITIES AT OR ABOVE THE PURCHASE PRICE.

         There is currently no public market for Series B preferred stock and we do not expect a public market to develop in the future. We cannot predict the extent to which a liquid trading market will ever exist or whether the market price of Series B preferred stock will be volatile. We have not applied, and do not intend to apply, for the listing of Series B preferred stock on any securities exchange or any automated quotation system.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our consolidated ratios of earnings to combined fixed charges for the periods shown.

         Three Months                                     Nine
     Ended March 31, 2003         Year Ended          Months Ended        Fiscal Years Ended March 31,
         (unaudited)          December 31, 2002     December 31, 2001     2001        2000        1999
         -----------          -----------------     -----------------     ----        ----        ----
             (a)                    0.47x                  (a)             (a)       12.14x      13.30x

The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income plus fixed charges and taxes based on our income. Fixed charges consist of interest on indebtedness, other interest and the interest portion of all rentals charges to income.

(a) Earnings were inadequate to cover combined fixed charges for the three months ended March 31, 2003, the nine months ended December 31, 2001, and the fiscal year ended March 31, 2001. The deficiency for these period was $20.0 million, $40.5 million, and $116.3 million, respectively.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The general terms of our capital stock, as supplemented by this description of capital stock and the description of Series B preferred stock contained in this prospectus supplement, are set forth beginning on page 13 of the accompanying prospectus.

TRANSFER AGENT AND REGISTRAR

         The transfer agent, registrar and dividend disbursing agent for our common stock and Series B preferred stock is Wachovia Bank, N.A.


                     DESCRIPTION OF SERIES B PREFERRED STOCK

         Under our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval pursuant to a certificate of designations.

         The following section is a summary of the material provisions of the certificate of designations for our Series B Redeemable Convertible Preferred Stock and does not restate the certificate of designations in its entirety. We urge you to read the certificate of designations because it, and not this description, defines your rights as holders of the Series B preferred stock. Copies of the certificate of designations are available as set forth under "Where to Find More Information" and "Incorporation of Documents by Reference" in this prospectus supplement.

GENERAL

         We are issuing 600 shares of Series B Redeemable Convertible Preferred Stock, no par value, having an initial liquidation preference of $100,000 per share. When issued, these shares of Series B preferred stock will be validly issued, fully paid and nonassessable.

         The holders of the shares of Series B preferred stock have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or any other of our securities.

RANKING

         The Series B preferred stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution:

         o        junior to all of our existing and future debt obligations;

         o on parity with each class or series of our capital stock that has terms providing that such class or series will rank on a parity with our Series B preferred stock; and

         o senior to our Series A Junior Participating Preferred Stock, our common stock and each class or series of our capital stock that has terms providing that such class or series will rank junior to our Series B preferred stock.

LIQUIDATION PREFERENCE

         The liquidation preference per share of Series B preferred stock is $100,000. Upon any voluntary or involuntary liquidation, winding up or dissolution of Trinity, the holder of each share of Series B preferred stock will be entitled to payment, out of our assets available for distribution, of an amount equal to the liquidation preference per share of Series B preferred stock, plus an amount equal to all accrued and unpaid dividends on that share. If we do not have enough assets available for distribution to pay the Series B preferred stock and all other parity stock in full, the holders of shares of Series B preferred stock and the holders of the parity stock will share those assets available for distribution pro rata based on liquidation amounts due.

         Holders of a majority of the outstanding shares of Series B preferred stock may deem a change of control to be a liquidation, winding up or dissolution of Trinity. See "-- Change of Control" for more information regarding this election.

VOTING RIGHTS

         In addition to any voting rights provided by law, the holders of Series B preferred stock will have the right to:

         o vote on an as converted basis, on all matters voted on by the holders of common stock; and

         o approve, by a two-thirds (2/3) majority and as a separate class, all matters that:

                  o amend, modify, alter, repeal or waive any provision of our certificate of incorporation or by-laws in any manner that adversely effects the powers, rights, preferences or privileges of the holders of the shares of Series B preferred stock; and

                  o increases or decreases the authorized shares of Series B preferred stock.

DIVIDENDS

         The holders of the shares of Series B preferred stock are entitled to receive cumulative dividends at the annual rate of 4.5% of the liquidation preference per share of Series B preferred stock.

         Dividends are payable on July 1 and January 1 of each year, beginning on January 1, 2004. If any of those dates is not a business day, then dividends will be payable on the next succeeding business day. Dividends will accrue and will be cumulative from the date we initially issue the Series B preferred stock to the date on which Series B preferred stock is converted or redeemed, as applicable. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the record date of December 16 or June 16, or such other date fixed by the board of directors. Dividends payable on the shares of Series B preferred stock for any period other than a full semi-annual period will be computed based on a 360-day year consisting of twelve 30-day months. Dividends will accrue whether funds for the dividends are available or not.

         For any semi-annual dividend period in which accrued dividends are not paid in full on the dividend payment date immediately after the end of such dividend period, then on that dividend payment date such accrued and unpaid dividends will be added to the liquidation preference of the Series B preferred stock. The addition of the accrued and unpaid dividends to the liquidation preference is solely for the purposes of calculating future dividend payments and will be effective until the accrued and unpaid dividends have been paid in full.

         We may pay dividends, at our option, in cash or shares of common stock valued at the then current market price. The number of shares of common stock to be paid as dividends on any given dividend payment date will be determined by dividing the total dollar amount of dividends accrued and unpaid on that date by the average of the daily volume weighted average price of our common stock for the prior 10 consecutive trading days. Fractional shares will not be issued. In lieu of fractional shares, we will pay an amount equal to the value of the fractional share by check.

         We may not declare or pay a dividend or distribution on our junior stock, nor purchase or redeem junior stock, unless all dividends owed to holders of the Series B preferred stock have been paid. Our ability to pay dividends may be affected by the terms of our current or future credit facilities and other future indebtedness and the requirements under Delaware law regarding surplus.

CONVERSION RIGHTS

         Each share of Series B preferred stock will be convertible at any time before the redemption date, at the option of the holder, into that number of fully paid and nonassessable shares of our common stock equal to the liquidation preference per share of Series B preferred stock plus all accrued and unpaid dividends on that share dividend by the conversion price. The initial conversion price is $22.46, subject to the adjustments more fully described in "-- Adjustments to the Conversion Price." The number of shares of common stock deliverable upon conversion of a share of Series B preferred stock, commonly referred to as the "conversion rate," will initially be 4,452.

         To convert Series B preferred stock, a holder must:

         o surrender the certificate or certificates for the shares of Series B preferred stock to be converted, duly endorsed to us or the transfer agent for the Series B preferred stock, if any;

         o notify us that the holder elects to convert Series B preferred stock, and the number of shares they wish to convert;

         o state in writing the name or names in which the holder wishes the certificate or certificates for shares of common stock to be issued; and

         o        pay any transfer or similar tax if required.

         No fractional shares of common stock will be issued upon conversion. Instead, we will deliver an amount equal to the value of the fractional share by check.

         In case any shares of Series B preferred stock are to be redeemed, the right to convert those shares of Series B preferred stock will terminate at the close of business on the business day immediately preceding the date fixed for redemption.

ADJUSTMENTS TO THE CONVERSION PRICE

         The conversion price is subject to adjustment from time to time as follows:

         o Upon a stock dividend, stock split or similar event involving common stock, the conversion price will be appropriately adjusted.

         o Upon an issuance or sale of common stock or securities convertible into common stock at a price below 88% of the then current market price, there will be a weighted average adjustment to the conversion price.

         o Upon an extraordinary distribution by us, at our option, we will either:

                  o ensure that the holder of Series B preferred stock shall receive an appropriate portion of the extraordinary distribution upon conversion of the Series B preferred stock; or

                  o reduce the conversion price to account for the per share value of the extraordinary distribution.

A summary of the details of these adjustments is set forth below.

         Stock dividends; stock splits and combinations. In case we, at any time or from time to time after the issuance date of the shares of Series B preferred stock:

         o pay a dividend or make a distribution on our common stock in shares of our common stock;

         o subdivide our outstanding common stock into a greater number of shares;

         o combine our outstanding shares of common stock into a smaller number of shares; or

         o issue by reclassification of our common stock any share of our capital stock,

         then, and in each case, the conversion price, as in effect immediately prior to such action, will be proportionately adjusted so that the holder of Series B preferred stock thereafter converted may receive for the same aggregate conversion price the aggregate number and kind of shares of our capital stock that such holder would have owned immediately following such action if such holder had converted such Series B preferred stock immediately prior to such action.

         Issuance of additional shares of common stock. In case we issue or sell additional shares of our common stock at a price per share less than the target market price for the date of such issue or sale, then the conversion price will be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying:

         o        the conversion price by

         o a fraction, the numerator of which is the sum of the number of shares of our common stock outstanding immediately prior to such issue or sale plus the number of shares of our common stock that the aggregate offering price of the additional shares of our common stock so issued or sold would purchase at the target market price and the denominator of which is the sum of the number of shares of our common stock outstanding immediately prior to such issue or sale plus the number of additional shares of our common stock so issued or sold.

         For purposes of this subsection, the issuances of warrants, options or other rights to purchase or acquire securities convertible into shares of our common stock will be deemed to be issuances of our common stock at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of our common stock.

         A trading day means each day on which the securities exchange or quotation system that is used to determine the sale price is open for trading or quotation.

         The target market price of our common stock for any date means the lesser of 88% of the current market price for that date and 88% of the quoted price for the first business day prior to that date (if the first business day is a trading day, or if not, then on the last trading day prior to the first business day).

         The current market price of our common stock for any date means the average of quoted prices for the ten consecutive trading days ending on the first business day prior to that date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the ten trading day period and ending on that date, of any event that would result in an adjustment to the conversion price.

         The quoted price of our common stock on any trading day means the daily volume weighted average price per share of our common stock as reported by Bloomberg Financial, L.P., if our common stock is then listed on the New York Stock Exchange, or if not then listed on the New York Stock Exchange, the daily volume weighted average price per share of our common stock on any trading market where our common stock is listed or a national exchange or over-the-counter market or, if none of the foregoing apply, the most recent bid price per share of our common stock as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the quoted price cannot be determined by any of the foregoing bases, the quoted price will be the fair market value as determined by our board of directors.

         The adjustment to the conversion price described above will not apply to any of the following additional shares of common stock:

         o shares of our common stock issued or issuable upon conversion of the Series B preferred stock;

         o shares of our common stock issuable upon conversion of any stock or other securities convertible into or exchangeable for our common stock that are outstanding on the date of initial issuance of the Series B preferred stock; and

         o shares of our common stock issuable upon exercise of any warrants, options or other rights to purchase or acquire shares of our common stock or convertible securities that are outstanding on the date of initial issuance of the Series B preferred stock or are issued or granted to our officers, directors, consultants or employees pursuant to any equity incentive plan or agreement approved by our board of directors.

         Extraordinary distribution. If we, at any time after date of initial issuance of the Series B preferred stock and while any shares of the Series B preferred stock are outstanding, fix a record date for any dividend or other distribution to the holders of our common stock of (i) cash other than an ordinary or regular quarterly cash dividend and/or (ii) any of our securities or capital stock (other than our common stock), evidences indebtedness of Trinity or any other person, or any other property, in any case whether by way of dividend, spin-off or otherwise, then, at our option, either:

         o we will make adequate provision so that each share of Series B preferred stock outstanding on the first day that our common stock trades ex-distribution will have the right to receive, only upon conversion of that share of Series B preferred stock and in addition to shares of our common stock, the extraordinary distribution to which that share of Series B preferred stock would have been entitled as if that share of Series B preferred stock was converted into our common stock immediately prior to the record date for the extraordinary distribution; or

         o the conversion price in effect immediately before the close of business on the day that our common stock trades ex-distribution will be adjusted by multiplying:

                  o        the conversion price, by

                  o a fraction, the numerator of which is the quoted price of our common stock on the trading day immediately before the day that our common stock trades ex-distribution and the denominator of which is the quoted price of our common stock on the trading day immediately before the day that our common stock trades ex-distribution plus the fair value (as determined in good faith by our board of directors) of the extraordinary distribution distributed per share of our common stock.

         General. We will not adjust the purchase price unless any of the foregoing adjustments will increase or decrease the conversion price by at least 1%. The conversion price will never be adjusted under the par value of the common stock.

         We may, by a vote of two-thirds of our board of directors, reduce the conversion price currently in effect for any amount for any period of time if the period of time is at least twenty business days and if the reduction is irrevocable during that period. However, our board of directors may never reduce the conversion price to less then the par value of our common stock.

         No adjustment of the conversion price will be made for the issuance of any our securities in a reorganization, acquisition or other similar transaction except as specifically provided above or as described under the caption "-- Merger or Consolidation." If any action or transaction would require adjustment of the conversion price pursuant to one or more sections of the certificate of designations, only one adjustment will be made and that adjustment will be the amount of adjustment that has the highest absolute value.

MANDATORY CONVERSION

         We may, at our option, cause all, but not less than all, of the outstanding shares of Series B preferred stock and all accrued and unpaid dividends thereon to be automatically converted into shares of common stock at the conversion price in effect on the mandatory conversion date, plus cash in lieu of any fractional shares. We may exercise this right to cause a mandatory conversion only if the quoted price of our common stock equals or exceeds 200% of the conversion price of the Series B preferred stock on each day for the ten consecutive trading days immediately prior to the date of our redemption notice.

         To exercise the mandatory conversion right described above, we must give notice by mail to the holders of the Series B preferred stock not later than the tenth day prior to the date on which the mandatory conversion would occur, announcing our intention to mandatorily convert the Series B preferred stock. The mandatory conversion date will be a date at least ten days but no more than twenty-five days after the mailing of the conversion notice.

         In addition to any information required by applicable law or regulation, the notice of a mandatory conversion will state, as appropriate:

         o        the mandatory conversion date;

         o the number of shares of common stock to be issued upon the mandatory conversion of each share of Series B preferred stock;

         o the number of shares of Series B preferred stock to be converted; and

         o that dividends on the shares of Series B preferred stock to be converted will cease to be payable on the mandatory conversion date.

         On the mandatory conversion date, dividends will cease to be payable on the Series B preferred stock and all rights of holders of the Series B preferred stock will terminate except for the right to receive the shares of common stock issuable upon conversion thereof and cash in lieu of any fractional share of our common stock.

MANDATORY REDEMPTION

       We will be obligated to redeem each outstanding share of Series B preferred stock on June 25, 2008, only out of funds legally available for such payment, at a redemption price equal to the liquidation preference plus the accrued and unpaid dividends for that share.

       We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at 90% of the redemption market price of our common stock, or in any combination of cash and stock.

       The redemption market price of our common stock means the average of the quoted prices of our common stock for the thirty consecutive trading days ending on the first business day prior to the redemption date (if the first business day prior to the applicable redemption date is a trading day, or if not, then on the last trading day prior to the first business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the thirty trading day period and ending on the redemption date, of any event that would result in an adjustment to the conversion price of the Series B preferred stock, as described below under "-- Adjustments to the Conversion Price."

       Our right to redeem Series B preferred stock, in whole or in part, with shares of our common stock is subject to our satisfying various conditions, including:

         o the shares being duly authorized, validly issued, fully paid and nonassessable; and

         o the listing of the shares of common stock on the principal United States securities exchange on which our common stock is then listed.

         If the transfer agent holds money or securities sufficient to pay the redemption price of Series B preferred stock on the business day following the redemption date in accordance with the terms of the certificate of designations, then, immediately after the redemption date, the Series B preferred stock will cease to be outstanding, whether or not book-entry transfer is made or certificates representing the Series B preferred stock are delivered to the transfer agent. At such time, all rights as a holder of shares of Series B preferred stock shall terminate, other than the right to receive the redemption price upon delivery of certificates representing the Series B preferred stock.

         Our ability to redeem the Series B preferred stock may be affected by the terms of our current or future credit facilities and other future indebtedness and the requirements under Delaware law regarding surplus.

MERGER OR CONSOLIDATION

         In connection with a merger or consolidation in which we are not the surviving corporation:

         o the shares of Series B preferred stock will become shares of the surviving corporation or other entity resulting from the merger or consolidation with powers, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions substantially equivalent to or higher than, in the good faith opinion of the board of directors, those of the Series B preferred stock immediately prior to the merger or consolidation; and

         o the new replacement shares of the surviving corporation or other entity shall be convertible into, in lieu of the shares of our common stock otherwise issuable upon conversion of our Series B preferred stock, shares of stock, securities and/or other property as would have been issued or payable in the merger or consolidation in exchange for the number of shares of our common stock that would have been issuable immediately prior to the merger or consolidation upon conversion of the Series B preferred stock.

         For purposes of the foregoing, a merger or consolidation will not include a liquidation, winding up or dissolution of Trinity, or any change of control that holders of a majority of the shares of Series B preferred stock have elected to treat as a liquidation, winding up or dissolution of Trinity.

         In addition, the foregoing will not apply in the event that the Series B preferred stock

                  o is converted prior to or simultaneously with the closing of the merger or consolidation referred to above;

                  o        is subject to mandatory conversion by us; or

                  o        is subject to mandatory redemption by us.

CHANGE OF CONTROL

         A change of control of our company means the occurrence of any of the following:

         o the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our properties or assets to a third party; or

         o the consummation of an acquisition of us by a third party by way of any transaction or series of related transactions that results in the third party becoming a beneficial owner, directly or indirectly, of more than 50% of our voting stock.

         If the holders of a majority of the outstanding Series B preferred stock elect by written notice to us, a change of control will be deemed a liquidation, winding up or dissolution. See "-- Liquidation Preference."

RESTRICTIONS CONTAINED IN THE PURCHASE AGREEMENT

         The purchase agreement contains some restrictions applicable to the purchaser and transferees who receive from the purchaser the Series B preferred stock and/or common stock issuable upon conversion or redemption of the Series B preferred stock, or payable as dividends on the Series B preferred stock. The following is a summary of these restrictions and does not restate these provisions in their entirety. We urge you to refer to the purchase agreement for the full text of these restrictions.

         Each of the purchaser and transferees and their respective affiliates will be required to vote each share of the Series B preferred stock and the common stock issued upon conversion or redemption of, or payment of dividends on, the Series B preferred stock in accordance with the recommendations or direction of our board of directors including, but not limited to, elections of our directors and all matters submitted for stockholder approval that are supported by our board of directors.

         Without prior written consent of our board of directors, each of the purchaser and transferees and its respective affiliates will be restricted from collectively beneficially owning more than 10% in the aggregate of our common stock.

         Each of the above restrictions will expire upon the earlier of:

o        December 25, 2008; or,

o only with respect to the common stock, the date common stock issued upon conversion of, or the payment of dividends on, Series B preferred stock is sold in a bona fide open market sale or a block sale, so long as no purchaser in the block sale purchases more than 500,000 shares of our common stock in any given week.

                              PLAN OF DISTRIBUTION

         We are selling 600 shares of our Series B preferred stock to TI Investments, LLC in a privately-negotiated transaction. The Series B preferred stock is being purchased pursuant to a Purchase Agreement dated June 25, 2003, at a negotiated purchase price of $100,000 per share. We determined the amount of the investment, the formula for the conversion price, the redemption price and the other terms of the Series B preferred stock through negotiations with the purchaser. Also included in this prospectus supplement is an aggregate of up to 3,500,000 shares of our common stock that are issuable upon conversion or redemption of the Series B preferred stock, or payable as dividends on the Series B preferred stock.

================================================================================


PROSPECTUS
July 29, 2002

                        [TRINITY INDUSTRIES, INC. LOGO]


                            TRINITY INDUSTRIES, INC.

                        $150,000,000 AGGREGATE AMOUNT OF
                 COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES,
           COMMON STOCK WARRANTS, DEBT WARRANTS AND DEPOSITARY SHARES
--------------------------------------------------------------------------------

TRINITY INDUSTRIES, INC.:

o    Our principal product lines include:

     o    tank and freight railcars and related parts;

     o    inland dry-cargo and tank barges and related covers;

     o    highway guardrail and safety products;

     o    concrete and aggregates;

     o    weld pipe fittings;

     o    structural bridge products;

     o    pressure containers and container heads; and

     o    leasing and managing railcar fleets.

o    Trinity Industries, Inc.
     2525 Stemmons Freeway
     Dallas, Texas 75207
     (214) 631-4420

SYMBOL & MARKET:

o    TRN/New York Stock Exchange

THE OFFERING:

o This prospectus allows us to issue and sell shares of our common stock, preferred stock, debt securities, common stock warrants, debt warrants and depositary shares over time.

o    We are offering to sell up to $150,000,000 of our securities.

o We will provide the specific terms of these securities and also may add, update or change information contained in this document in supplements to this prospectus.

o You should read this document and any prospectus supplement carefully before you invest.


     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

--------------------------------------------------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================

                                TABLE OF CONTENTS


                                                                      Page
About This Prospectus....................................................3
About Trinity............................................................4
Risk Factors.............................................................6
Special Note Regarding Forward-Looking
  Statements.............................................................9
Where to Find More Information..........................................10
Incorporation of Documents by Reference.................................10
Use of Proceeds.........................................................12
Ratio of Earnings to Fixed Charges......................................12
Description of Capital Stock............................................13
Description of Depositary Shares........................................18
Description of Senior Debt Securities and
  Subordinated Debt Securities..........................................22
Description of Warrants.................................................28
Plan of Distribution....................................................31
Legal Matters...........................................................33
Experts.................................................................33


      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy our securities in any jurisdiction where it is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities. This preliminary prospectus is subject to completion prior to any offering of securities.

      THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                              ABOUT THIS PROSPECTUS


      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process we may sell:

      o     common stock;

      o     preferred stock;

      o     debt securities;

      o     common stock warrants;

      o     debt warrants; and

      o     depositary shares,

either separately or in units, in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information contained under the heading "Where You Can Find More Information."

      The registration that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission web site or at the Securities and Exchange Commission and New York Stock Exchange offices mentioned under the heading "Where You Can Find More Information."

                                  ABOUT TRINITY

      Trinity is one of the nation's leading diversified industrial companies providing a variety of high volume, repetitive products and services for the transportation, industrial and construction sectors of the market place. We compete in cyclical markets and are continuously looking for opportunities to improve our competitive positions. Our principal product lines include:

      o     tank and freight railcars and related parts;

      o     inland dry-cargo and tank barges and related covers;

      o     highway guardrail and safety products;

      o     concrete and aggregates;

      o     weld pipe fittings;

      o     structural bridge products;

      o     pressure containers and container heads; and

      o     leasing and managing railcar fleets.

      Our five principal business groups are set forth below:

      TRINITY RAIL GROUP. Our railcar group primarily serves two markets: North America and Europe. We develop and manufacture a comprehensive selection of railcars used for transporting a wide variety of liquids, gases and dry cargo. From tank cars to specialty cars, we produce the widest range of railcars in the industry and are the largest producer of railcars in North America. We also manufacture and sell railcar parts, such as auto carrier doors and accessories, hatch rings, discharge gates, covers, floors, yokes, couplers, axles, hitches, bogies, center plates and chutes. The parts are ultimately used in manufacturing and repairing railcars. In addition, we have the ability to maintain, repair and modify railcars through our repair network.

      INLAND BARGE GROUP. We are the largest producer of inland barges in the United States. We manufacture a variety of dry-cargo barges, such as deck barges and open and covered hopper barges that transport various commodities, such as grain, coal and aggregates. We also produce tank barges used to transport liquid products at high or low temperatures. Our manufacturing facilities are located along the United States inland river system allowing for rapid delivery to our customers.

      CONSTRUCTION PRODUCTS GROUP. Our construction products group is composed of highway safety products, concrete and aggregates, beams and girders used in highway construction and weld pipe fittings. We are one of the largest manufacturers of roadside safety products in North America. Our products include highway safety guardrails and patented products such as guardrail end terminals, crash cushions, and other protective barriers that absorb and dissipate the force of impact in collisions between vehicles and fixed roadside objects. We supply ready mix concrete to the industrial, residential and highway construction businesses and provide aggregates such as crushed stone, sand and gravel for a variety of uses. In addition, we also supply weld pipe fittings, such as caps, elbows, return bends, tees, concentric and eccentric reducers and full and reducing tees.

      INDUSTRIAL PRODUCTS GROUP. We are a leading producer of tank containers and tank heads for pressure vessels. We manufacture our tanks in the United States, Mexico and Brazil. Our tanks include gas tanks for rural housing, transport and storage tanks, motor fuel tanks, air receivers and a variety of cylinders. We market a portion of our industrial products in Mexico under the brand name of TATSA.

      TRINITY RAILCAR LEASING AND MANAGEMENT SERVICES GROUP. We lease specialized types of railcars, consisting of both tank cars and freight cars. Our railcars are leased to industrial companies in the petroleum, chemical, agricultural, energy and other industries that supply their own railcars to the railroads.

      We originally incorporated in Texas in 1933 as Trinity Industries, Inc. and reincorporated in Delaware in 1987. Our principal offices are located at 2525 Stemmons Freeway, Dallas, Texas 75207-2401, and our telephone number is
(214) 631-4420. Our Internet web site is at www.trin.net. The information on our web site does not constitute a part of this prospectus.

                                  RISK FACTORS

      Investing in our securities will provide you with an interest in, or obligation of, Trinity. As an investor, you will be subject to risks inherent in our business. The performance of your investment in Trinity will reflect the performance of our business relative to, among other things, general economic and industry conditions, market conditions and competition. The value of your investment may increase or it may decline and could result in a loss. You should carefully consider the following factors as well as other information contained in this prospectus or information incorporated by reference before deciding to make any investment in Trinity.

RISKS RELATED TO OUR INDUSTRIES

      THE CYCLICAL NATURE OF OUR BUSINESS RESULTS IN LOWER REVENUES DURING ECONOMIC DOWNTURNS.

      We operate in cyclical industries. Downturns in overall economic conditions usually have a significant adverse effect on cyclical industries due to a decreased demand for new and replacement products. This decreased demand could result in lower sales volumes, lower prices and/or a loss of profits. In addition, our acquisition of Thrall Car Manufacturing Company has increased our exposure to the effects of the cyclical nature of the railcar business. The railcar industry is presently in a deep down cycle and operating with a minimal backlog. If this down cycle continues we could experience increased losses and could make additional plant closures and incur related costs.

      OUR MANUFACTURER'S WARRANTIES EXPOSE US TO POTENTIALLY SIGNIFICANT CLAIMS.

      We warrant the workmanship and materials of many of our products under limited warranties. Accordingly, we may be subject to significant warranty claims in the future such as multiple claims based on one defect repeated throughout our mass production process or claims for which the cost of repairing the defective part is highly disproportionate to the original cost of the part. We have never experienced any material losses attributable to warranty claims, but the possibility exists for these types of warranty claims to result in costly product recalls, significant repair costs and damage to our reputation.

      WE MAY BE LIABLE FOR PRODUCT LIABILITY CLAIMS THAT EXCEED OUR INSURANCE COVERAGE.

      The nature of our business subjects us to product liability claims, especially in connection with the repair and manufacture of products that carry hazardous or volatile materials. We maintain reserves and liability insurance coverage at levels based upon commercial norms in the industries in which we operate and our historical claims experience. However, an unusually large product liability claim or a string of claims based on a failure repeated throughout our mass production process may exceed our insurance coverage or result in damage to our reputation.

      WE HAVE POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES, WHICH MAY INCREASE COSTS AND LOWER PROFITABILITY.

      Our operations are subject to extensive and frequently changing federal, state and local environmental laws and regulations, including those dealing with air quality and the handling and disposal of waste products, fuel products and hazardous substances. In particular, we may be required to incur remediation costs and other related expenses because:

      o some of our manufacturing facilities were constructed and operated before the adoption of the current environmental laws and the institution of compliance practices; and

      o some of the products that we manufacture are used to transport hazardous materials.

      Furthermore, although we have conducted and intend to conduct appropriate due diligence with respect to environmental matters in connection with acquisitions, we may be unable to identify or be indemnified for all potential environmental liabilities relating to any acquired business. Environmental liabilities incurred by us, if not covered by adequate insurance or indemnification, will increase our costs and have a negative impact on our profitability.

      WE COMPETE IN HIGHLY COMPETITIVE INDUSTRIES, WHICH MAY IMPACT OUR FINANCIAL RESULTS.

      We face aggressive competition in all geographic markets and each industry sector in which we operate. As a result, competition on pricing is often intense. The effect of this competition could reduce our revenues, limit our ability to grow, increase pricing pressure on our products, and otherwise affect our financial results.

RISKS RELATED TO TRINITY

      FLUCTUATIONS IN THE SUPPLY OF COMPONENT PARTS USED IN THE PRODUCTION OF OUR PRODUCTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO COST-EFFECTIVELY MANUFACTURE AND SELL OUR PRODUCTS.

      A significant portion of our business depends on the adequate supply of numerous specialty components such as brakes, wheels, side frames and bolsters at competitive prices. We depend on outside suppliers for a significant portion of our component part needs. While we endeavor to be diligent in our contractual relationships with our suppliers, a significant decrease in the availability of specialty components could materially increase our cost of goods sold or prevent us from manufacturing our products on a timely basis.

      RISKS RELATED TO OUR OPERATIONS OUTSIDE OF THE UNITED STATES COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

      Our operations outside of the United States are subject to the risks associated with cross-border business transactions and activities. Political, legal, trade or economic changes or instability could limit or curtail our foreign business activities and operations. Some foreign countries where we operate have regulatory authorities that regulate railroad safety, railcar design and railcar component part design, performance and manufacture used on their railroad systems. If we fail to obtain and maintain certifications of our railcars and railcar parts within the various foreign countries where we operate, we may be unable to market and sell our railcars in those countries. In addition, unexpected changes in regulatory requirements, tariffs and other trade barriers, more stringent rules relating to labor or the environment, adverse tax consequences and price exchange controls could limit operations and make the manufacture and distribution of our products difficult. Furthermore, any material change in the quotas, regulations or duties on imports imposed by the U.S. government and agencies or on exports by the overnment of Mexico or its agencies could affect our ability to export the railcars and liquified petroleum gas containers that we manufacture in Mexico. The uncertainty of the legal environment in these and other areas could limit our ability to enforce our rights effectively.

      WE MAY INCUR INCREASED COSTS DUE TO FLUCTUATIONS IN INTEREST RATES AND FOREIGN CURRENCY EXCHANGE RATES.

      We are exposed to risks associated with fluctuations in interest rates and changes in foreign currency exchange rates. We seek to minimize these risks, when considered appropriate, through the use of currency and interest rate hedges and similar financial instruments and other activities, although these measures may not be implemented or effective. Any material and untimely changes in interest rates or exchange rates could result in significant losses to us.

      BECAUSE WE DO NOT HAVE EMPLOYMENT CONTRACTS WITH OUR KEY MANAGEMENT EMPLOYEES, WE MAY NOT BE ABLE TO RETAIN THEIR SERVICES IN THE FUTURE.

      Our success depends on the continued services of our key management employees, none of whom currently have employment agreements with us. Although we have historically been successful in retaining the services of our key management, we may be unable to do so in the future. The loss of the services of one or more key members of our management team could result in increased costs associated with attracting and retaining a qualified replacement and could disrupt our operations and result in a loss of revenues.

      ALTHOUGH OUR BUSINESS WAS NOT DIRECTLY IMPACTED BY THE RECENT TERRORIST ATTACKS AGAINST THE UNITED STATES, THE LONG-TERM EFFECT OF THESE EVENTS, OR THE DOMESTIC OR FOREIGN RESPONSE TO THEM, COULD NEGATIVELY AFFECT OUR ABILITY TO OPERATE PROFITABLY IN THE FUTURE.

      The terrorist attacks that occurred in the United States on September 11, 2001, the subsequent military response by the United States, other terrorist attacks and future events occurring in response to or in connection with these attacks may negatively impact the economy in general. In particular, the negative impacts of these events may affect the industries in which we operate. This could result in delays in or cancellations of the purchase of our products or shortages of raw materials or component parts. Any of these occurrences could have a significant adverse impact on our operating results, revenues and costs.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under "Risk Factors" and elsewhere in this prospectus constitute forward- looking statements. All projections contained in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements.

      Forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology like "may," "will," "should," "expect," "plan," "project," "anticipate," "intend," "believe," "estimate," "predict," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

      Potential factors that could cause our actual results of operations to differ materially from those in the forward-looking statements include:

      o     market conditions and demand for our products;

      o     the cyclical nature of both the railcar and barge industries;

      o     the timing of introduction of new products;

      o     the timing of customer orders;

      o     price erosion;

      o     changes in mix of products sold;

      o     the extent of utilization of manufacturing capacity;

      o     availability of supplies and raw materials;

      o     price competition and other competitive factors;

      o     technologies;

      o     steel prices;

      o     interest rates and capital costs;

      o     taxes;

      o the stability of the governments and political and business conditions in certain foreign countries, particularly Mexico and Romania;

      o     changes in import and export quotas and regulations;

      o     business conditions in emerging economies; and

      o     legal, regulatory and environmental issues.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results and do not intend to do so.

                         WHERE TO FIND MORE INFORMATION

      We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800- SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's Web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and you can read and inspect our filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

      This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are not contained in this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a Registration Statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits information contained in the Registration Statement, as permitted by the SEC. You should refer to the Registration Statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above. The documents we are incorporating by reference are:

      o Our Transition Report on Form 10-K for the nine months ended December 31, 2001;

      o     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2002;

      o     Our Current Report on Form 8-K/A, filed December 28, 2001;

      o     Our Current Report on Form 8-K, filed February 19, 2002;

      o     Our Current Report on Form 8-K, filed March 7, 2002;

      o     Our Current Report on Form 8-K, filed March 12, 2002;

      o     Our Current Report on Form 8-K, filed March 20, 2002;

      o     Our Current Report on Form 8-K, filed April 30, 2002; and

      o All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the effectiveness of the Registration Statement of which this prospectus is a part.


      You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's website or at the address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in those documents. You can request a copy of the documents incorporated by reference in this prospectus and other documents and agreements referred to in this prospectus by requesting them in writing or by telephone from us at the following address:

                            Trinity Industries, Inc.
                              2525 Stemmons Freeway
                            Dallas, Texas 75207-2401
                          Attention: Michael G. Fortado
                            Telephone: (214) 631-4420

      This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference in or provided in this prospectus and the Registration Statement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                 USE OF PROCEEDS

      Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. The purposes may include, but are not limited to, the following:

      o     repayments or refinancings of debt or other corporate obligations;

      o     working capital;

      o     capital expenditures; and

      o     acquisitions.



                       RATIO OF EARNINGS TO FIXED CHARGES


      The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown.

             Three Months            Nine                   Fiscal Years Ended March 31,
         Ended March 31, 2002     Months Ended        --------------------------------------------
              (unaudited)      December 31, 2001        2001        2000         1999       1998
         --------------------  -----------------      --------    --------      -------     ------
                  (a)                 (a)               (a)         12.16x       13.30x     7.51x

      The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings means the sum of our pre-tax income and our fixed charges, net of interest capitalized. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and the interest portion of all rentals charged to income.

      (a) Earnings were inadequate to cover fixed charges for the three months ended March 31, 2002, the nine months ended December 31, 2001, and the fiscal year ended March 31, 2001. The deficiency for these periods was $11.4 million, $40.5 million, and $116.3 million, respectively.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. A prospectus supplement may change any of the terms of the securities described in this prospectus.

      Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 101,500,000, consisting of 100,000,000 shares of common stock, par value $1.00 per share, and 1,500,000 shares of preferred stock, no par value per share, of which 1,000,000 shares of Series A Junior Participating Preferred Stock are authorized.

COMMON STOCK

      As of June 30, 2002, we had 45,900,144 shares of common stock outstanding. As of that date, there were approximately 1,918 holders of record of the outstanding shares of common stock. The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of our common stock possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors regarding any series of preferred stock. Subject to any preferential or other rights of any outstanding series of our preferred stock that may be designated by our board, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board from available funds and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to the holders. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

      As of the date of this prospectus, no shares of preferred stock were outstanding. Under our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series of preferred stock other than the already existing Series A Junior Participating Preferred Stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

      o     the number of shares constituting each class or series;

      o     voting rights;

      o rights and terms of redemption, including any sinking fund provisions;

      o     dividend rights and rates;

      o     dissolution;

      o     terms concerning the distribution of assets;

      o     conversion or exchange terms;

      o     redemption prices; and

      o     liquidation preferences.

      All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

      We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

      o     the title and stated value of the preferred stock;

      o the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

      o the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

      o whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

      o the procedures for any auction and remarketing, if any, for the preferred stock;

      o     the provisions for a sinking fund, if any, for the preferred stock;

      o     the provision for redemption, if applicable, of the preferred stock;

      o     any listing of the preferred stock on any securities exchange;

      o the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

      o     voting rights, if any, of the preferred stock;

      o whether interests in the preferred stock will be represented by depositary shares;

      o a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

      o the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

      o any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

      o any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

RANK

      Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

      o senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

      o on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

      o junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term equity securities does not include convertible debt securities.

STOCKHOLDER RIGHTS PLAN

      On March 11, 1999, our board of directors adopted a rights agreement and declared a dividend of one right for each share of common stock outstanding as of April 27, 1999. Each right entitles the holder to purchase one one-hundredth (1/100th) of a share of a new series of our preferred stock designated as "Series A Junior Participating Preferred Stock" at an exercise price of $200.00. Rights are only exercisable (under certain circumstances specified in our rights agreement, as amended) when there has been a distribution of the rights (and such rights are no longer redeemable by Trinity). A distribution of the rights would occur upon the earlier of: (i) ten business days following a public announcement that any person or group has acquired beneficial ownership of 12% or more of the outstanding shares of common stock, or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in any person or group acquiring beneficial ownership of 12% or more of the outstanding shares of common stock.

      The rights will expire at the close of business on April 27, 2009, unless such date is extended or the rights are earlier redeemed or exchanged by Trinity. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Trinity, including, without limitation, no right to vote or to receive dividends.

      If any person or group acquires 12% or more of the Company's outstanding common stock, the "flip- in" provision of the rights will be triggered and the rights will entitle each holder of such rights (other than any acquiring person or group, whose rights will be null and void) to acquire a number of additional shares of the our common stock having a market value of twice the exercise price of each right. In the event that we are involved in a merger or other business combination transaction, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of shares of the acquiring company's common stock having a market value at that time of twice the rights' exercise price.

      Any of the provisions of our rights agreement may be amended by our board of directors prior to the distribution of the rights. After such distribution, the provisions of our rights agreement may be amended by our board of directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights or to shorten or lengthen any time period under our rights agreement. The foregoing notwithstanding, no amendment may be made at such time as the rights are not redeemable.

      The rights agreement is intended to protect shareholders in the event of an unsolicited attempt to acquire us. The right is transferred automatically with the transfer of the common stock until separate rights certificates are distributed upon the occurrence of certain events. The rights agreement could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of the board of directors. This description of the rights agreement is intended as a summary only and is qualified in its entirety by reference to the rights agreement dated as of March 11, 1999, as amended, between Trinity and The Bank of New York. To obtain a copy of the rights agreement, as amended, see the section of this prospectus entitled "Where You Can Find More Information."

PROVISIONS OF DELAWARE LAW THAT MAY PREVENT TAKEOVERS

      The acquisition of Trinity by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors may be more difficult due to provisions of Delaware law. These provisions are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Trinity to first negotiate with us. We believe the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Trinity outweighs the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of the terms of any of these proposals.

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder, unless:

      o prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by the board of directors;

      o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock; or

      o on or after that date, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns or within the previous three years, did own 15% or more of our voting stock.

PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS THAT MAY PREVENT TAKEOVERS

      Our certificate of incorporation and bylaws contain provisions that may delay, defer or prevent a change in control of Trinity and make removal of our management more difficult.

      Our bylaws provide that a stockholder may nominate directors only if the stockholder delivers written notice to us not less than 60 days or more than 90 days before the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year's annual meeting, then we must receive the stockholder's notice not after the later of the sixtieth day before the annual meeting or the tenth day after the day the public announcement of the date of the annual meeting is made.

      Our bylaws provide that any newly created directorship resulting from an increase in the number of directors or a vacancy on the board of directors may be filled only by vote of a majority of the remaining directors then in office, even if less than a quorum. Directors elected to fill a vacancy or by reason of an increase in the number of directors will hold office until the annual meeting of stockholders at which the term to which they have been elected expires. Directors may be removed from office only with or without cause and only by the affirmative vote of 50% of the then outstanding shares of stock entitled to vote on the matter.

      The foregoing provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, may delay or frustrate the removal of incumbent directors or the completion of transactions that would be beneficial, in the short term, to our stockholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would be favorable to the interests of our stockholders.

      The certificate of incorporation and bylaws requires us to indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by Delaware law, the certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

      o acts or omissions not in good faith for which involve intentional misconduct or a knowing violation of law;

      o the payment of dividends or the redemption or purchase of stock in violation of Delaware law;

      o     any breach of the duty of loyalty to Trinity or our stockholders; or

      o any transaction from which the director derived an improper personal benefit.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for the common stock is The Bank of New York.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

      We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

      Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries of the anticipated provisions. These summaries are not complete and we may modify them in a prospectus supplement. For more detail, we refer you to the prospectus supplement and to the deposit agreement itself, which we will file as an exhibit to the registration statement of which this prospectus forms a part.

DIVIDENDS AND OTHER DISTRIBUTIONS

      The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

      In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

      No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.

WITHDRAWAL OF STOCK

      Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will no longer be entitled to receive depositary shares.

REDEMPTION OF DEPOSITARY SHARES

      Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

      From and after the date fixed for redemption:

      o all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

      o the depositary shares called for redemption will no longer be deemed to be outstanding; and

      o all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

VOTING OF THE PREFERRED STOCK

      Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

LIQUIDATION PREFERENCE

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

      The depositary shares will not be convertible into common stock or any of our other securities or property. Nevertheless, if we so specify in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to convert the preferred stock represented by the depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock. We have agreed that upon receipt of the instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for converting preferred stock. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the preferred stock depositary will issue a new depositary receipt for any depositary shares not converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

      We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

      We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary relating to the depositary receipt.

      In addition, the deposit agreement will automatically terminate if:

      o     all outstanding depositary shares have been redeemed;

      o there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock; or

      o each share of the related preferred stock has been converted into our securities which are not represented by depositary shares.


CHARGES OF PREFERRED STOCK DEPOSITARY

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed that are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

      The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depository will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal.

MISCELLANEOUS

      The preferred stock depositary will forward to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

      We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party. In the event the preferred stock depositary receives conflicting claims, requests or instructions from holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on these claims, requests or instructions received from us.

                    DESCRIPTION OF SENIOR DEBT SECURITIES AND
                          SUBORDINATED DEBT SECURITIES

GENERAL

      The debt securities will be our general unsecured obligation and will be issued as either senior notes or debentures, which are referred to throughout as the senior debt securities, or subordinated notes or debentures, which are referred to throughout as the subordinated debt securities, or both. We would issue our debt securities under one or more separate indentures, in each case between us and the trustee, and in substantially the form that has been filed as an exhibit to the registration statement of which this prospectus is a part, but subject to any future amendments or supplements. We will issue senior debt securities under a senior indenture and subordinated debt securities under a subordinated indenture. We refer to the senior indenture and the subordinated indenture below singularly as the indenture or together as the indentures. We refer to the senior trustee and the subordinated trustee below individually as a trustee and together as the trustees.

      Set forth below is a summary of all of the material terms of the indentures. The particular terms of the debt securities we might offer and the extent to which these general provisions apply will be described in a prospectus supplement relating to the offered debt securities. We have included the forms of the indentures under which the offered debt securities will be issued as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

      Unless we provide otherwise in any prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we can issue. We may issue debt securities in one or more series and in differing aggregate principal amounts. We may issue debt securities in any currency or currency unit that we may designate. We may issue debt securities in registered or global form. The rights of holders of debt securities will be limited to our assets.

      The senior debt securities will rank equally with all of our other unsubordinated debt, but will be effectively subordinate to the rights of holders of secured unsubordinated debt to the extent of the value of the collateral security securing such secured debt. The subordinated debt securities will have a junior position to all of our senior debt, if any. As of June 30, 2002, we had $230 million in indebtedness outstanding under our $450 million senior secured bank loan facility. In addition, as of such date, we have existing guarantees for certain obligations of our subsidiaries in the amount of approximately $181.2 million. Our obligations under such guarantees rank pari passu with our senior secured bank loan facility. Any amounts borrowed under our senior secured bank loan facility would be senior to the subordinated debt securities and effectively senior to the senior debt. Other than as may be described in a prospectus supplement, neither indenture will contain any covenant or provision that affords debt holders protection in the event that we enter into a highly leveraged transaction in which we borrow a substantial amount of the monetary requirements for such transaction. These same holders would not have any right to require us to repurchase the debt securities, in the event that the credit rating of any debt securities declined as a result of our involvement in a takeover, recapitalization, similar restructuring or otherwise.

      A prospectus supplement will include the terms of any series of debt securities that we offer. These terms will include some or all of the following:

      o     the title and type of debt securities being offered;

      o     the total principal amount of debt securities being offered;

      o whether the debt securities will be issued in one or more forms of global securities and whether such global securities are to be issuable in temporary global form or permanent global form;

      o the dates on which the principal of, and premium, if any, on the offered debt securities is payable;

      o     the interest rate or the method of determining the interest rate;

      o     the date from which interest will accrue;

      o whether and under what circumstances additional amounts with respect to the debt securities is payable;

      o     the interest payment dates;

      o     the place where the principal, premium and interest is payable;

      o     any optional redemption periods;

      o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

      o whether the debt securities will be convertible into shares of common stock or exchangeable for other of our securities (which would be required to be registered under the securities act of 1933) and if so, the terms of conversion or exchange;

      o the currency or currencies, if other than U.S. dollars, in which principal payments or other payments will be payable;

      o     events causing acceleration of maturity;

      o any provisions granting special rights to holders when a specified event occurs;

      o     any changes to or additional events of default or covenants;

      o any material United States federal income tax consequences and any special tax implications of ownership and disposition of the debt securities;

      o whether the debt securities will be guaranteed and , if so, the terms of such guarantee and the circumstances under which the guarantors may be released; and

      o     any other terms of the debt securities.

      The debt securities will be issued in registered form. There will be no service charge for any registration, transfer or exchange of debt securities. We may, however, require payment of an amount that would be sufficient to cover any tax or other governmental charge we may incur. We may sell debt securities at a discount or premium (which may be substantial) below or above their stated principal amount, either bearing no interest or bearing interest at a rate that may be below the market rate at the time we issue the debt securities.

      We will describe any material United States federal income tax consequences and other special considerations applicable to discounted debt securities in the prospectus supplement. If we sell any of the offered debt securities for any foreign currency or currency unit, or if any of the principal, premium or interest, if any, is payable on any of the offered debt securities, the restrictions, elections, tax consequences, specific terms and other information pertaining to the offered debt securities and such foreign currency or foreign currency unit will be set forth in the prospectus supplement describing such offered debt securities.

DENOMINATIONS

      We will issue the debt securities in registered form of $1,000 each or integral multiples thereof.

SUBORDINATION

      Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities generally will be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness. The subordinated indenture defines senior indebtedness to include all notes or other unsecured evidences of indebtedness, including our guarantees for money borrowed by us, not expressed to be subordinate or junior in right of payment to any other of our indebtedness and all extensions of such indebtedness. The subordinated indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

      o of any insolvency, bankruptcy or similar proceeding involving us or our property;

      o we fail to pay the principal, interest, any premium or any other amounts on any senior indebtedness when due, unless and until the payment default has been cured or waived or shall no longer exist; or

      o of a default (other than a payment default with respect to the senior indebtedness) that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the event of default has been cured or waived or shall no longer exist.

      In the event of any voluntary or involuntary bankruptcy, insolvency, reorganization or other similar proceeding relating to us, all of our obligations to holders of senior indebtedness will be entitled to be paid in full before any payment shall be made on account of the principal of, or premium, if any, or interest, if any, on the subordinated debt securities of any series. In the event of any such bankruptcy, insolvency, reorganization or other similar proceeding, holders of the subordinated debt securities of any series, together with holders of indebtedness ranking equally with the subordinated debt securities, shall be entitled, ratably, to be paid amounts that are due to them, but only from assets remaining after we pay in full the amounts that we owe on our senior indebtedness. We will make these payments before we make any payment or other distribution on account of any indebtedness that ranks junior to the subordinated debt securities. If we are in default on any of our senior indebtedness or if any such default would occur as a result of certain payments, then we may not make any payments on the subordinated debt securities or effect any exchange or retirement of any of the subordinated debt securities unless and until such default has been cured or waived or otherwise ceases to exist.

      No provision contained in the subordinated indenture or the subordinated debt securities affects our absolute and unconditional obligation to pay when due, principal of, premium, if any, and interest on the subordinated debt securities and neither the subordinated indenture nor the subordinated debt securities prevents the occurrence of any default or event of default under the subordinated indenture or limits the rights of the subordinated trustee or any holder of subordinated debt securities, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the subordinated debt securities. As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshaling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

      If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

EVENTS OF DEFAULT; REMEDIES

      The following are defined as events of default under each indenture:

      o our failure to pay principal or any premium on any debt security when due;

      o our failure to pay any interest on any debt security when due, continued for 30 consecutive days;

      o our failure to deposit any mandatory sinking fund payment when due, continued for 30 days;

      o our failure to perform any other covenant or warranty in the indenture that continues for 90 days after written notice;

      o     certain events of our bankruptcy, insolvency or reorganization; and

      o any other event of default as may be specified with respect to debt securities of such series.

      An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if the trustee considers withholding of notice to be in the best interest of the holders. If an event of default occurs, either the trustee or the holders of at least 25% of the principal amount of the outstanding debt securities may declare the principal amount of the debt securities of the applicable series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the principal amount of the outstanding debt securities of such series can void the declaration. These conditions include the requirement that we have paid or deposited with the trustee a sum sufficient to pay all overdue principal and interest payments on the series of debt securities subject to the default. If an event of default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of either trustee or any holder.

      Depending on the terms of our indebtedness, an event of default under an indenture may cause a cross default on our other indebtedness. Other than its duties in the case of default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holder or group of holders unless the holders offer the trustee reasonable indemnity. If the holders provide reasonable indemnification, the holders of a majority of the principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee for any series of debt securities. The holders of a majority of the principal amount outstanding of any series of debt securities may, on behalf of all holders of such series, waive any past default under the indenture, except in the case of a payment of principal or interest default. We are required to provide to each trustee an annual statement reflecting the performance of our obligations under the indenture and any statement of default, if applicable.

COVENANTS

      Under the indentures, we will:

      o pay the principal, interest and any premium on the debt securities when due;

      o     maintain a place of payment;

      o deliver a report to the trustee after the end of each fiscal year reviewing our obligations under the indentures; and

      o deposit sufficient funds with any payment agent on or before the due date for any principal, interest or any premium.

MODIFICATION OR AMENDMENT OF INDENTURES

      Under each indenture, all rights and obligations and the rights of the holders may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment acting as one class. No modification or amendment may, however, be made without the consent of the holders of any debt securities if the following provisions are affected:

      o change in the stated maturity date of the principal payment or installment of any principal payment;

      o reduction in the principal amount or premium on, or rate of interest on any of the debt securities;

      o reduction in the percentage required for modifications or amendment to be effective against any holder of any debt securities;

      o     change in place of payment where any debt security is payable; or

      o modification of the subordination provisions in any way adverse to the security holders.

      An amendment that changes or eliminates any covenant or other provision of either indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holder of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such indenture of the holders of debt securities of any other series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

      Each indenture generally permits a consolidation or merger between us and another corporation. Each indenture also permits us to sell all or substantially all of our property and assets. If this happens, the surviving or acquiring company will assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and the performance of the covenants in the indentures. We will only consolidate or merge with or into any other company or sell all, or substantially all, of our assets according to the terms and conditions of the indentures. The surviving or acquiring company will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor company may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding our board of directors or any of our officers are required or permitted to do may be done by the board of directors or officers of the successor company. If we sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under any indenture and under the debt securities.

DISCHARGE AND DEFEASANCE

      We will be discharged from our obligations under the debt securities of any series at any time if we irrevocably deposit with the trustee enough cash or U.S. government securities to pay the principal, interest, any premium and any other sums due through the stated maturity date or redemption date of the debt securities of the series. In this event, we will be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of the series. Accordingly, our obligations under the applicable indenture and the debt securities of such series to pay any principal, premium, or interest, if any, shall cease, terminate and be completely discharged. The holders of any debt securities shall then only be entitled to payment out of the money or U.S. government securities deposited with the trustee and such holders of debt securities of such series will not be entitled to the benefits of the indenture except as relate to the registration, transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities.

PAYMENT AND PAYING AGENTS

      We will pay the principal, interest and premium on fully registered securities at designated places. We will pay by check mailed to the person in whose name the debt securities are registered on the day specified in the indentures or any prospectus supplement. We will make debt securities payments in other forms at a place we designate and specify in a prospectus supplement.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

      Fully registered debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency we maintain for such purposes without the payment of any service charge except for any tax or governmental charge. The registered securities must be duly endorsed or accompanied by a written instrument of transfer, if required by us or the security registrar. We will describe any procedures for the exchange of debt securities for other debt securities of the same series in the prospectus supplement for that offering.

GLOBAL SECURITIES

      We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we identify in a prospectus supplement. We may issue global securities in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or part for the individual debt securities it represents, the depositary or its nominee may not transfer a global security except as a whole. The depositary for a global security and its nominee may only transfer the global security between themselves or their successors. We will make principal, premium and interest payments on global securities to the depositary or the nominee it designates as the registered owner for such global securities. The depositary or its nominee will be responsible for making payments to you and other holders of interests in the global securities. We and the paying agents will treat the persons in whose names the global securities are registered as the owners of such global securities for all purposes. Neither we nor the paying agents have any direct responsibility or liability for the payment of principal, premium or interest to owners of beneficial interests in the global securities, and such liability is that of the depositary or its variance. As a result the beneficial interest holder may have to rely on the depositary to recover in the event of default.


                             DESCRIPTION OF WARRANTS

      We may issue warrants, including warrants to purchase common stock or debt securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants we may offer. We will set forth further terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement.

COMMON STOCK WARRANTS

      The applicable prospectus supplement will describe the terms of any warrants exchangeable for common stock, including:

      o     the title of such warrants;

      o     the offering price of such warrants;

      o     the aggregate number of such warrants;

      o the designation and terms of the common stock issued by us purchasable upon exercise of such warrants;

      o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

      o if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

      o the number of shares of common stock issued by us purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

      o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

      o if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

      o the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

      o if applicable, a discussion of certain United States federal income tax considerations; and

      o     the antidilution provisions of the warrants, if any.

DEBT WARRANTS

      The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

      o     the title of such debt warrants;

      o     the offering price for such debt warrants;

      o     the aggregate number of such debt warrants;

      o the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

      o if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

      o if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

      o the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

      o the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

      o if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

      o whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

      o     information with respect to book-entry procedures, if any;

      o the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

      o if applicable, a discussion of certain United States federal income tax considerations;

      o     the antidilution provisions of such debt warrants, if any;

      o the redemption or call provisions, if any, applicable to such debt warrant; and

      o any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

EXERCISE OF WARRANTS

      Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

      Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

                              PLAN OF DISTRIBUTION

      We may sell the securities:

      o     to or through underwriters or dealers;

      o     through agents;

      o directly to purchasers, including in connection with any potential settlement of on-going litigation;

      o     in the over-the-counter market;

      o     in privately negotiated transactions; or

      o     through a combination of such methods.

      We will describe in a prospectus supplement, the particular terms of the offering of the securities, including the following:

      o the names of any underwriters, dealers, agents or investors who purchase the securities;

      o     the purchase price and the proceeds we will receive from the sale;

      o any underwriting discounts and other items constituting underwriters', dealers' or agents' compensation;

      o any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

      o any securities exchanges on which the securities of the series may be listed;

      o the material terms of the distribution, including the amount sold and the consideration paid; and

      o     any other information we think is important.

      If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

      We may sell offered securities through agents designated by us. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

      We also may sell offered securities directly. In this case, no underwriters or agents would be involved.

      Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

      Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

      We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

      We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

      In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

      Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

                                  LEGAL MATTERS

      The validity of the issuance of the securities offered in this prospectus will be passed upon for us by our lawyers, Haynes and Boone, LLP, Dallas, Texas.


                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Form 10-K for the nine-month period ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

      The financial statements of Thrall Car Manufacturing Company incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated in this prospectus in reliance upon their authority as experts in accounting and auditing. Arthur Andersen LLP has not consented to the inclusion of their reports in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their reports in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

================================================================================

July 29, 2002


                        [TRINITY INDUSTRIES, INC. LOGO]


                            TRINITY INDUSTRIES, INC.


                        $150,000,000 AGGREGATE AMOUNT OF
                                  COMMON STOCK
                                 PREFERRED STOCK
                                 DEBT SECURITIES
                              COMMON STOCK WARRANTS
                                  DEBT WARRANTS
                                DEPOSITARY SHARES


                                 ---------------

                                   PROSPECTUS

                                 ---------------



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We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sale made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Trinity Industries, Inc. have not changed since the date hereof.
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